UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 29, 2019

MONITRONICS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-110025	74-2719343
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1990 Wittington Place
Farmers Branch, Texas 75234
(Address of principal executive offices, including zip code)

(972) 243-7443
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On October 29, 2019, Andrew Konopelski notified the Board of Directors (the “Board”) of Monitronics International, Inc. (the “Company”) of his resignation as a Director of the Company. Konopelski’s resignation will be effective as of November 4, 2019. His decision to resign was not due to any disagreement with the Company relating to the Company’s operations, policies or practices.

Appointment of Directors

Effective as of November 4, 2019, pursuant to the bylaws of the Company, the Board elected Dick Seger to fill the vacancy created by Mr. Konopelski’s resignation. Mr. Seger will be a Class III director and serve for a term ending on the date of the first annual meeting of stockholders to occur after August 30, 2022.

Dick Seger, age 66, founded the residential home security company Securitas Direct Verisure in Sweden in 1988 as a division of Securitas AB, a global guarding and security services company. He was appointed President and Chief Executive Officer of Securitas Direct Verisure in 2006 after it was spun-off from Securitas AB and listed at the Nasdaq OMX Stockholm Exchange. He served in this role until 2016.

Mr. Seger has served as a board member of Anticimex AB, a global pest control company, since 2018, and as a board member of Securitas AB since 2017. Mr. Seger also works as an industrial adviser to EQT Partners, a private equity firm, as well as to small technology start-ups. Mr. Seger holds a Master of Science from the Linköping University in Sweden.

Mr. Seger has been determined by the Board to be an “independent director” under the standards of the OTC Market Group and the Securities and Exchange Commission. As a non-employee director, Mr. Seger will receive as compensation an annual salary comparable to that received by other non-employee directors of the Company and consistent with his experience and qualification to serve as an independent director. There are no arrangements or understandings between Mr. Seger and any other persons pursuant to which Mr. Seger was selected as a director, and there are no transactions in which Mr. Seger has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Seger will chair the Strategy Committee of the Company’s Board of Directors.

In addition, Mr. Seger and the Company will enter into the Company’s standard indemnification agreement, The indemnification agreement requires the Company to (i) indemnify the directors to the fullest extent permitted by law against liabilities that may arise by reason of their service to the Company and (ii) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. The indemnification agreement is in substantially the form included as Exhibit 10.1 hereto. The description of the indemnification agreement is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Form of Indemnification Agreement between Monitronics International, Inc. and the directors of Monitronics International, Inc. (incorporated by reference to Exhibit 10.1 to Monitronics’ Current Report on Form 8-K (File No. 333-110025), filed with the Securities and Exchange Commission on September 5, 2019).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2019

MONITRONICS INTERNATIONAL, INC.

By:	/s/ Fred A. Graffam
	Name:	Fred A. Graffam
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary

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